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                                                                   EXHIBIT 4.13

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW. THE SECURITIES REPRESENTED BY THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.


                          SUBORDINATED PROMISSORY NOTE

                                      NO.

$                           Houston, Texas                         July 10, 1996

        FOR VALUE RECEIVED, the undersigned, WEST OXFORD INDUSTRIES, INC., a Texas corporation ("Maker"), promised to pay to the order of
("Holder"), the principal amount of $              together with interest on
the principal balance from time to time remaining unpaid at the rate and upon the terms provided in this Note. Each payment or pre-payment under this Note shall be made in lawful money of the United States of America at the mailing address of the Holder set forth in the Signature Page to the Subscription Agreement between Maker and Holder dated June 4, 1996, or as subsequently provided in writing by Holder to Maker.

        1. PAYMENT TERMS. The entire unpaid principal balance of this note, plus all accrued and unpaid interest on this Note, is due and payable on December 31, 1998 (the "Maturity Date"). Interest on the outstanding principal balance of this Note shall be due and payable on the first day of each October, January, April, and July as it accrues, and on the Maturity Date.

        2. INTEREST RATE. The unpaid principal balance of this Note from time to time outstanding will accrue interest from the date of this Note until the Maturity Date (and thereafter until paid) at a fixed rate which shall be equal to ten and one quarter percent (10.25%) per annum, and shall be calculated on a 365 day basis.

        3. PREPAYMENT. Maker may prepay all or any portion of this Note at any time, without premium or penalty.

        4. SUBORDINATION. All principal and interest obligations of Maker to Holder under this Note shall be subordinate to all other Obligations in right of payment. Upon the occurrence of a default under an Obligation, Maker may not pay the amounts due under this Note prior to payment in full (or cancellation as the case may be) of all Obligations. Notwithstanding the foregoing, until a default occurs under an Obligation, Maker may pay the amounts due under this Note. If Holder receives any prepayment from Maker in violation of this section, Holder shall hold any such payment in trust for Maker and shall promptly turn such payment over to Maker in the form received (with any necessary endorsements), to be applied to the Obligations. For purposes of this section, the term "Obligations" means all obligations of Maker to all parties other than the holder of this Note or the other Subordinated Promissory Notes due December 31, 1998, issued by Maker.

        5. EVENTS OF DEFAULT. The term "Default," as used in this Section, shall means Maker fails to pay all or any portion of the amounts due under this Note when due and such failure continues for 30 days after Maker receives written notice of such failure from Holder.

        6. REMEDIES OF HOLDER. Upon the occurrence of a Default under the terms of this Note, Holder shall have the following rights:
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                A.  Acceleration. Holder may, at its option, and upon giving notices required by applicable law, declare the entire principal balance of this Note and the accrued but unpaid interest thereon, immediately due and payable.

                B. Other Rights. Holder shall have all rights and remedies available at law or equity.

        7.  WAIVER OF JURY TRIAL. MAKER AND HOLDER HEREBY WAIVE TO THE
FULLEST EXTENT PERMITTED BY LAW, THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        8. RESTRICTIONS ON TRANSFER. (a) The initial Holder hereby certifies, warrants, and covenants to Maker, under penalties of perjury, that (i) Holder (and any person on whose behalf Holder is acting) is not a United States person as that term is defined in the income tax laws of the United States, (ii) Holder is the beneficial owner of the Note, (iii) Holder is not a ten percent (10%) shareholder of Maker as defined by The Internal Revenue Code of 1986 (as amended, the "Code") Section 871(h)(3), (iv) a United States Internal Revenue Service Form W-8 shall be executed by or on behalf of Holder, and (v) Holder promises to notify Maker within 30 days of occurrence if its country of citizenship, residence, or organization is found to be, or changes to, the United States.

        (b) Each subsequent Holder who is not a United States person will be required to certify to Maker the information set out in subsection (a) above by execution of a Transfer Statement in the form attached to this Note as Exhibit A in order to effect the transfer of record title of the Note to the transferee on the books of Maker. Any transferee who is a United States person shall also submit such a Transfer Statement with paragraph B thereof deleted and United States Internal Revenue Service Form W-9 attached.

        (c) Any subsequent Holder who is or becomes a United States person shall promptly provide to Maker a United States Internal Revenue Service Form W-9.

        (d) Each Holder shall recertify the information set forth in subsection (a) above to Maker annually or as more frequently requested by Maker.

        9. CAPTIONS AND CERTAIN DEFINITIONS. The captions, headings, and arrangements used in this Note are for convenience only and do not affect, limit, amplify, or modify the terms and provisions of this Note. As used in this Note, the term (a) "Holder" means "Holder" as defined in the preamble to this Note and all subsequent holders or transferees of this Note, and (b) "Maker" means "Maker" as defined in the preamble to this Note and its successors and assigns.





                               PAGE 2 of 3 PAGES
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        10.  APPLICABLE LAW.  This Note and shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions within such State.



                                              WEST OXFORD INDUSTRIES, INC.
                                              A Texas corporation


                                              By: /s/ MATTHEW D. POND
                                              Name:  Matthew D. Pond
                                              Title: Chief Financial Officer
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                                     EXHIBIT A

                               TRANSFER STATEMENT

        A. The undersigned Holder ("Holder") hereby transfers and conveys all of Holder's right, title, and interest in and to that one certain Note initially executed to be effective on ____________________________ by West Oxford Industries, Inc. ("Maker"), to ___________________, as initial Holder, in the original Principal Amount of $________________ Subordinated Promissory Note due December 31, 1998, No. ______________ (hereafter "the Note"), subject to the terms of the Note, to _______________________________ ("Transferee").

        B. Transferee certifies, warrants and covenants to Holder and Maker, under penalties of perjury, that (i) the Transferee (and any person on whose behalf Transferee is acting) is not a United States person as that term is defined under the income tax laws of the United States, (ii) the Transferee is the beneficial owner of the Note, (iii) the Transferee is not a ten percent (10%) shareholder of Maker as defined by United States Internal Revenue Code
Section 871(h)(3); (iv) a United States Internal Revenue Service Form W-8 executed by or on behalf of the Transferee is attached hereto; and (v) the Transferee promises to notify Maker within 30 days of occurrence if its country of citizenship, residence or organization is found to be, or changes to, the United States.

TRANSFEREE:                              HOLDER/TRANSFEROR:

--------------------------------------   --------------------------------------


By:                                      By:
    ----------------------------------       ----------------------------------
Name:                                    Name:
      -------------------------------          -------------------------------
Title:                                   Title:
       -------------------------------          -------------------------------
Date:                                    Date:
      --------------------------------         --------------------------------

Address of Transferee:

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--------------------------------------

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WEST OXFORD INDUSTRIES, INC.

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------
Date:
      --------------------------------